UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2014

The Carlyle Group L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-35538	45-2832612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Pennsylvania Avenue, NW Washington, D.C.	20004-2505
(Address of principal executive offices)	(Zip Code)

(202) 729-5626

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 5, 2014, Carlyle Holdings II Finance L.L.C., (the “Issuer”) an indirect subsidiary of The Carlyle Group L.P. (“Carlyle”), priced the previously announced offering of an additional $200,000,000 aggregate principal amount of the Issuer’s 5.625% Senior Notes due 2043. The additional notes, which will be issued under the indenture governing the existing 5.625% Senior Notes due 2043 issued on March 28, 2013, are to be fully and unconditionally guaranteed by The Carlyle Group L.P., Carlyle Holdings I L.P., Carlyle Holdings II L.P. and Carlyle Holdings III L.P. Upon completion of this private offering, the aggregate principal amount of the Issuer’s outstanding 5.625% Senior Notes due 2043 will be $600,000,000. Carlyle intends to use the net proceeds from the sale of the additional notes for general corporate purposes, including investments in Carlyle’s funds, as well as investment capital for acquisitions of new fund platforms and strategies or other growth initiatives, to drive innovation across the broader Carlyle platform.

The notes were offered pursuant to Rule 144A and Regulation S under the Securities Act of 1933. The notes have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CARLYLE GROUP L.P.

	By:	Carlyle Group Management L.L.C.,
its general partner

Date: March 5, 2014	By:	/s/ Daniel A. D’Aniello
	Name:	Daniel A. D’Aniello
	Title:	Chairman